Exhibit 23.1

Armando C. Ibarra
Certified Public Accountants
371 E Street
Chula Vista, CA 91910

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2003 appearing in the Annual Report on Form 10-KSB/A of NatureWell, Incorporated for the year ended June 30, 2003.

Armando C. Ibarra, CPA-APC

/s/ Armando C. Ibarra, CPA-APC

San Diego, California
May 12, 2004